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                                                                      EXHIBIT 21

                          HASBRO, INC. AND SUBSIDIARIES

                       Subsidiaries of the Registrant (a)

Name Under Which Subsidiary                       State or Other Jurisdiction of
Does Business                                     Incorporation or Organization
---------------------------                       ------------------------------

Hasbro International, Inc.                                       Delaware
  Hasbro France S.A.S.                                           France
    Hasbro Deutschland GmbH                                      Germany
  Hasbro Italy S.r.l.                                            Italy
  Hasbro Latin America Inc.                                      Delaware
    Hasbro Argentina S.A.                                        Argentina
    Hasbro Chile LTDA                                            Chile
    Hasbro Latin America, L.P.                                   Delaware
  Hasbro S.A.                                                    Switzerland
    Hasbro Holding S.A.                                          Switzerland
      Hasbro Canada Corporation - Corporation
        Hasbro Canada                                            Nova Scotia
    Hasbro Asia-Pacific Marketing Ltd.                           Hong Kong
      Tiger Electronics Far East Services Limited                Hong Kong
    Hasbro de Mexico S.R.L.de C.V.                               Mexico
    Hasbro (Schweiz) AG                                          Switzerland
    Hasbro U.K. Limited                                          United Kingdom
      Tiger Electronics UK Limited                               United Kingdom
    Group Grosvenor Plc.                                         United Kingdom
    MB International B.V.                                        The Netherlands
      Hasbro B.V.                                                The Netherlands
      Hasbro Hellas Industrial & Commercial
       Company S.A.                                              Greece
      Hasbro Toys & Games Holdings, S.L.                         Spain
      MB Espana, S.A.                                            Spain
        Hasbro Iberia SL                                         Spain
      S.A. Hasbro N.V.                                           Belgium
      Hasbro InterToy Egitim Araclari Sanayi Ve
        Ticaret A.S.                                             Turkey
    Hasbro Far East LTD                                          Hong Kong
      Tiger Electronics Far East, Limited                        Hong Kong

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      WowWee Limited                                             Hong Kong
    Has Aust Pty Ltd                                             Australia
        Hasbro Australia Limited                                 Australia
    Wizards of the Coast, Belgium                                Belgium
    Wizards of the Coast, UK Limited                             United Kingdom
  Hasbro Ireland Limited                                         Ireland
  Palmyra Holdings Pte Ltd.                                      Singapore

                          HASBRO, INC. AND SUBSIDIARIES

                       Subsidiaries of the Registrant (a)

Name Under Which Subsidiary                       State or Other Jurisdiction of
Does Business                                     Incorporation or Organization
---------------------------                       ------------------------------

Hasbro Managerial Services, Inc.                                 Rhode Island
HIAC VI Corp.                                                    Delaware
Larami Limited                                                   Delaware
OddzOn, Inc.                                                     Delaware
Wizards of the Coast, Inc.                                       Washington
  Wizards of the Coast, Italia S.r.l.                            Italy
  Wizards of the Coast, France S.A.                              France
  Wizards of the Coast Retail, Inc.                              Washington

  (a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.

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